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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 27, 1999, except for Note 9, as to which the date is September 14, 1999, relating to the consolidated financial statements of International Rectifier Corporation, as of June 30, 1998 and 1999 and for each of the three years in the period ending June 30, 1999, which appear in International Rectifier Corporation's Registration Statement on Form S-3 (File No. 333-30348).

PricewaterhouseCoopers LLP

Los Angeles, California
March 9, 2000